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                                                                    EXHIBIT 10.2

                                                                  EXECUTION COPY

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                          PLEDGE AND SECURITY AGREEMENT

                                     made by

                 AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC

            AMERICAN CASINO & ENTERTAINMENT PROPERTIES FINANCE CORP.

                            STRATOSPHERE CORPORATION

                            STRATOSPHERE GAMING CORP.

                          STRATOSPHERE LAND CORPORATION

                            STRATOSPHERE LEASING, LLC

                          STRATOSPHERE DEVELOPMENT, LLC

                         STRATOSPHERE ADVERTISING AGENCY

                             ARIZONA CHARLIE'S, LLC

                                   FRESCA, LLC

                              CHARLIE'S HOLDING LLC

                                       and

                THE OTHER GRANTORS FROM TIME TO TIME PARTY HERETO

                                   in favor of

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                                                                  EXECUTION COPY

                      BEAR STEARNS CORPORATE LENDING, INC.,
   in its capacity as Collateral Agent, for the benefit of the Secured Parties

                            Dated as of May 26, 2004

================================================================================

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                                TABLE OF CONTENTS

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SECTION 1.    DEFINED TERMS................................................................     3

    1.1    Definitions.....................................................................     3
    1.2    Terms Defined Elsewhere.........................................................    12
    1.3    Other Definitional Provisions...................................................    13

SECTION 2.    GRANT OF SECURITY INTERESTS..................................................    13

    2.1    Security Grant for Bank Secured Parties.........................................    13
    2.2    Security Grant for Note Secured Parties.........................................    15
    2.3    Grantor Liability...............................................................    15

SECTION 3.    REPRESENTATIONS AND WARRANTIES...............................................    15

    3.1    Organization; Good Standing; Enforceability; Authority; No Conflict.............    15
    3.2    Title; No Other Liens...........................................................    16
    3.3    Perfected Liens.................................................................    16
    3.4    Name; Jurisdiction of Organization, Etc. .......................................    17
    3.5    Inventory, Equipment and Books and Records......................................    17
    3.6    Farm Products...................................................................    17
    3.7    Investment Property.............................................................    18
    3.8    Receivables.....................................................................    19
    3.9    Contracts.......................................................................    19
    3.10   Intellectual Property...........................................................    20
    3.11   Vehicles........................................................................    22
    3.12   Letter of Credit Rights.........................................................    22
    3.13   Commercial Tort Claims..........................................................    22

SECTION 4.    COVENANTS....................................................................    22

    4.1    Delivery and Control of Instruments, Chattel Paper, Negotiable Documents,
           Investment Property and Deposit Accounts........................................    22
    4.2    Maintenance of Insurance........................................................    24
    4.3    Payment of Obligations..........................................................    24
    4.4    Maintenance of Perfected Security Interests; Further Documentation..............    24
    4.5    Changes in Locations, Name, Jurisdiction of Organization, Etc. .................    25
    4.6    Notices ........................................................................    25
    4.7    Investment Property.............................................................    26
    4.8    Receivables.....................................................................    27
    4.9    Contracts.......................................................................    28
    4.10   Intellectual Property...........................................................    28
    4.11   Vehicles........................................................................    31
    4.12   Non-Deliverable Collateral......................................................    31
    4.13   Disposal of Collateral..........................................................    31

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
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SECTION 5.    REMEDIAL PROVISIONS..........................................................    31

    5.1    Gaming Laws and Intercreditor Agreement.........................................    31
    5.2    Certain Matters Relating to Receivables.........................................    31
    5.3    Communications with Obligors; Grantors Remain Liable............................    32
    5.4    Pledged Securities..............................................................    32
    5.5    Proceeds to be Turned Over To Collateral Agent..................................    33
    5.6    Application of Proceeds.........................................................    34
    5.7    Code and Other Remedies.........................................................    34
    5.8    Sales of Pledged Securities.....................................................    36
    5.9    Waiver; Deficiency..............................................................    36

SECTION 6.    THE COLLATERAL AGENT.........................................................    36

    6.1    Collateral Agent's Appointment as Attorney-in-Fact, Etc. .......................    36
    6.2    Duty of Collateral Agent........................................................    38
    6.3    Filing of Financing Statements..................................................    39
    6.4    Authority of Collateral Agent...................................................    39
    6.5    Appointment of Co-Collateral Agents.............................................    39
    6.6    Replacement of Collateral Agent.................................................    39

SECTION 7.    MISCELLANEOUS................................................................    39

    7.1    Amendments in Writing...........................................................    39
    7.2    Notices ........................................................................    40
    7.3    No Waiver by Course of Conduct; Cumulative Remedies.............................    41
    7.4    Enforcement Expenses; Indemnification...........................................    41
    7.5    Successors and Assigns..........................................................    42
    7.6    Set-Off.........................................................................    42
    7.7    Counterparts....................................................................    42
    7.8    Severability ...................................................................    42
    7.9    Section Headings ...............................................................    42
    7.10   Integration.....................................................................    42
    7.11   Governing Law ..................................................................    43
    7.12   Submission to Jurisdiction; Waivers.............................................    43
    7.13   Acknowledgments.................................................................    43
    7.14   Additional Grantors.............................................................    44
    7.15   Releases........................................................................    44
    7.16   Waiver Of Jury Trial............................................................    45
    7.17   Regulatory Matters..............................................................    45
    7.18   Responsibilities of Collateral Agent............................................    46

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

                          PLEDGE AND SECURITY AGREEMENT

      This PLEDGE AND SECURITY AGREEMENT, dated as of May 26, 2004 (as the same may be amended, supplemented or otherwise modified from time to time, this "Agreement"), is made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the "Grantors"), in favor of Bear Stearns Corporate Lending, Inc., in its capacity as the collateral agent under the Intercreditor Agreement (as defined below) (in such capacity, and together with its successors, substitutes and assigns in such capacity, the "Collateral Agent"), for the benefit of the Secured Parties (as defined below).

                                    RECITALS:

      WHEREAS, pursuant to that certain Indenture, dated as of January 15, 2004 (as the same may be amended, supplemented or otherwise modified from time to time, the "Indenture"), by and among American Casino & Entertainment Properties LLC, a Delaware limited liability company ("ACEP"), American Casino & Entertainment Properties Finance Corp., a Delaware corporation (together with ACEP, the "Issuers"), the other Grantors party thereto and Wilmington Trust Company, a Delaware banking company, as trustee (together with any substitutes, successors, assignees or additional trustees under the Indenture, the "Trustee"), for the benefit of the registered holders (the "Holders") of the Notes (as defined below), the Issuers issued $215,000,000 aggregate principal amount of their 7.85% Senior Secured Notes due 2012 (as they may be amended, supplemented, replaced or exchanged from time to time, and including any Additional Notes (as defined in the Indenture) issued from time to time under the Indenture, the "Notes");

      WHEREAS, pursuant to the Indenture, the Grantors party thereto (other than the Issuers) have guaranteed all obligations of the Issuers under the Indenture, the Notes, the Note Collateral Documents (as defined below) and each other document related to any of the foregoing (the "Note Guarantees");

      WHEREAS, the net proceeds of the Notes together with certain other funds (and with any interest accrued thereon, the "Net Proceeds") have been placed in an escrow account (the "Note Proceeds Account") pursuant to that certain Escrow and Security Agreement, dated as of January 29, 2004 (the "Escrow and Security Agreement"), by and among the Issuers, American Real Estate Holdings Limited Partnership, a Delaware limited partnership, the Trustee, and Fleet National Bank, a national banking association organized under the laws of the United States, as, among other capacities, escrow agent;

      WHEREAS, pursuant to that certain Credit Agreement, dated as of January 29, 2004 (as amended, supplemented or otherwise modified from time to time in accordance with the Intercreditor Agreement (as defined below), the "Credit Agreement"), by and among the Issuers, as borrowers, the other Grantors from time to time a party thereto, as guarantors, Bear, Stearns & Co. Inc., as sole lead arranger and sole bookrunner (in such capacities, the "Arranger"), the several lenders from time to time party thereto (the "Banks"), Bear Stearns Corporate Lending, Inc., as administrative agent (together with any substitutes, successors or assignees in such

                                       1
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capacity, the "Administrative Agent"), and Bear Stearns Corporate Lending Inc.,
as syndication agent (together with any substitutes, successors or assignees in such capacity, the "Syndication Agent"), the Banks have agreed to provide to Issuers a secured revolving bank credit facility of up to $20,000,000;

      WHEREAS, pursuant to the Credit Agreement, the Grantors from time to time a party thereto have guaranteed the obligations of the Issuers under the Credit Agreement, the Bank Collateral Documents (as defined below), and each other document related to any of the foregoing (the "Credit Agreement Guarantees");

      WHEREAS, pursuant to the Credit Agreement and the Indenture, all obligations of the Issuers under the Credit Agreement, the Indenture, the Notes, the Collateral Documents (as defined below) and each other document related to any of the foregoing are to be secured by the Collateral (as defined below) of each Issuer;

      WHEREAS, the Note Guarantees and the Credit Agreement Guarantees are to be secured by the Collateral of each Grantor providing a Note Guarantee or a Credit Agreement Guarantee;

      WHEREAS, the Administrative Agent, for the benefit of the Banks, the Trustee, for the benefit of the Holders, and the Collateral Agent have entered into that certain Intercreditor Agreement, dated as of January 29, 2004 (as amended, supplemented or otherwise modified from time to time, the "Intercreditor Agreement"), pursuant to which the Collateral Agent will, among other things, hold the Collateral, for the benefit of the Secured Parties, and act as specified under the Intercreditor Agreement, this Agreement and certain of the other Collateral Documents;

      WHEREAS, it is a condition precedent to the release of the Net Proceeds from the Note Proceeds Account under the Escrow and Security Agreement and a covenant under the Indenture that the Grantors shall have executed and delivered this Agreement to the Collateral Agent;

      WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement and to the release of any funds under the Credit Agreement and a covenant under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Collateral Agent;

      WHEREAS, ACEP is the direct or indirect parent entity of each other Grantor; and

      WHEREAS, the Issuers and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the release of the Net Proceeds from the Note Proceeds Account, the effectiveness of the Credit Agreement and the release of funds under the Credit Agreement.

      NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor hereby agrees with the Collateral Agent, for the benefit of the Secured Parties, as follows:

                            SECTION 1. DEFINED TERMS

            1.1   Definitions.

                  (a) The following terms that are defined in the Current New York UCC are used herein as so defined: Accounts, Account Debtor, Certificated Security, Commodity Account, Commodity Contract, Commodity Intermediary, Documents, Electronic Chattel Paper, Entitlement Order, Equipment, Farm Products, Financial Asset, Goods, Instruments, Inventory, Letters of Credit, Letter of Credit Rights, Payment Intangible, Securities Account, Securities Intermediary, Security, Security Entitlement, Supporting Obligation, Tangible Chattel Paper, and Uncertificated Security.

                  (b)   The following terms shall have the following meanings:

                  "ACEP" has the meaning given to it in the Recitals hereof.

                  "Administrative Agent" has the meaning given to it in the Recitals hereof.

                  "Agreement" has the meaning given to it in the Preamble hereof.

                  "Arranger" has the meaning given to it in the Recitals hereof.

                  "Bank Collateral Documents" means the "Collateral Documents" as such term is defined in the Credit Agreement.

                  "Bankruptcy Law" means Title 11 of the United States Code entitled "Bankruptcy," as now and hereafter in effect, or any successor statute thereto or any similar federal or state law for the relief of debtors.

                  "Bank Secured Parties" means the Collateral Agent, the Banks, the Arranger, the Administrative Agent and the Syndication Agent and the Permitted Counterparties (as defined in the Intercreditor Agreement).

                  "Banks" has the meaning given to it in the Recitals hereof.

                  "Collateral" has the meaning given to it in Section 2 hereof.

                  "Collateral Account" mean any collateral account established by the Collateral Agent as provided in Section 5.2 or 5.5.

                  "Collateral Agent" has the meaning given to it in the Preamble hereof.

                  "Collateral Documents" means, collectively, (a) the Bank Collateral Documents, and (b) the Note Collateral Documents.

                  "Contracts" mean the contracts and agreements listed in
Schedule 7 as the same may be amended, supplemented, replaced or otherwise modified from time to time including, without limitation, (i) all rights of any Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of any Grantor to receive proceeds

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of any insurance, indemnity, warranty or guaranty with respect thereto, (iii)
all rights of any Grantor to damages arising thereunder, (iv) all rights of any Grantor to cancel, terminate, or suspend such Contracts or the performance of work thereunder and to perform and compel performance of, such Contracts and to exercise all remedies thereunder; and (v) all rights of any Grantor to amend or modify such Contracts and to consent to any sale, assignment or disposition (by operation of law or otherwise) by the counterparty thereto of any part of such counterparty's interest in any such Contract.

                  "Copyright Licenses" means any written agreement naming any Grantor as licensor or licensee (including, without limitation, those listed in Schedule 6), granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

                  "Copyrights" means (i) all domestic and foreign copyrights, whether or not the underlying works of authorship have been published, including, but not limited to, copyrights in software and databases, all Mask Works (as defined in 17 U.S.C. 901 of the U.S. Copyright Act) and all works of authorship and other intellectual property rights therein, all copyrights of works based on, incorporated in, derived from or relating to works covered by such copyrights, all right, title and interest to make and exploit all derivative works based on or adopted from works covered by such copyrights, and all copyright registrations and copyright applications, and any renewals or extensions thereof, including, without limitation, each registration and application identified in Schedule 6, (ii) the rights to print, publish and distribute any of the foregoing, (iii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iv) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all Copyright Licenses entered into in connection therewith, payments arising out of any other sale, lease, license, or other disposition thereof and damages and payments for past, present or future infringements thereof), and (v) all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

                  "Credit Agreement" has the meaning given to it in the Recitals hereof.

                  "Credit Agreement Guarantee" has the meaning given to it in the Recitals hereof.

                  "Current New York UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of New York.

                  "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

                  "Deposit Account" means all "deposit accounts" as defined in
Article 9 of the Uniform Commercial Code of any applicable jurisdiction and, in any event, including without limitation (i) all other accounts maintained with any financial institution (other than Securities Accounts or Commodity Accounts) and (ii) all of the accounts listed on Schedule 2 hereto under the heading "Deposit Accounts" (as such schedule may be amended from time to

                                       4
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time) together, in each case, with all funds held therein and all certificates or instruments representing any of the foregoing.

                  "Escrow and Security Agreement" has the meaning given to it in the Recitals hereof.

                  "Event of Default" means any of the following: (i) the occurrence of one or more "Events of Default" as such term is defined in the Indenture and (ii) the occurrence of one or more "Events of Default" as such term is defined in the Credit Agreement.

                  "Excluded Assets" means (i) the Note Proceeds Account (it being understood that the Note Proceeds Account has been pledged to the Trustee pursuant to the Escrow and Security Agreement), (ii) any tangible property or tangible assets (but in no event including Cash or Cash Equivalents) acquired by the Grantors in the future that are neither (a) located on the Properties (as defined in the Indenture) nor (b) necessary for the operation of the Properties in the ordinary course of business, (iii) any assets the acquisition of which was financed by Indebtedness permitted by Section 4.09 of the Indenture and
Section 7.2 of the Credit Agreement to the extent that the terms of such Indebtedness prohibit additional Liens on such assets (but only to the extent and only so long as so prohibited, provided that Excluded Assets shall not include (and accordingly Collateral shall include) any and all proceeds of any such assets), (iv) any assets held by an Unrestricted Subsidiary or an Excluded Foreign Subsidiary (provided that the Lien of the Collateral Agent (on behalf of the Trustee and the Administrative Agent) is not required to attach or is required to be released in accordance with the terms of the Indenture and the Credit Agreement), (v) any Excluded Foreign Subsidiary Voting Stock; provided that the applicable Grantor is not required to pledge such Excluded Foreign Subsidiary Voting Stock to the Collateral Agent (on behalf of the Trustee and the Administrative Agent) in accordance with the terms of the Indenture and the Credit Agreement; (vi) Gaming Reserves and (vii) any Contract or Permit, solely in the event and to the extent that a grant of a Lien on such Contract or Permit is prohibited by law (including any Gaming Law), results in a breach or termination of the terms of, constitutes a default under, or termination of any such Contract or Permit, or requires a consent (or in the case of a Permit, that would require a finding of suitability or other similar approval or procedure by any of the Gaming Authorities or any other Governmental Authority, to the extent such finding or approval has not been obtained) to such Lien (other than to the extent that any such prohibition or consent requirement would be rendered ineffective pursuant to Section 9-406, 9-407, or 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction) and, in any event, immediately upon the ineffectiveness, lapse or termination of any such terms or default under such Contract or Permit, the Excluded Assets shall not include, and the applicable Grantor shall be deemed to have granted security interests in, each such Contract or Permit as if such terms or provisions had never been in effect; provided, however, that Excluded Assets shall not include (and, accordingly, Collateral shall include) any and all property or assets acquired with the proceeds of any disposition of any property or assets constituting Collateral; and provided, further, that, any Contract or Permit qualifying as an Excluded Asset under this clause no longer shall constitute an Excluded Asset (and instead shall constitute Collateral) from and after such time as the lessor, licensor, applicable Governmental Authority or other Person consents to or approves the grant of a Lien in favor of Collateral Agent

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

in such Contract or Permit or the prohibition against granting a Lien therein in favor of Collateral Agent shall cease to be effective.

                  "Excluded Foreign Subsidiary" means any Subsidiary organized under the laws of any jurisdiction outside the United States of America.

                  "Excluded Foreign Subsidiary Voting Stock" means the voting Capital Stock of any Excluded Foreign Subsidiary.

                  "Gaming Laws" means the gaming laws, rules, regulations or ordinances, and the laws, regulations and ordinances governing the sale and distribution of alcoholic beverages, of any jurisdiction or jurisdictions to which any Grantor is, or may be at any time after the date of the Indenture, subject, including, without limitation, the Nevada Gaming Control Act, codified as Chapter 463 of the Nevada Revised Statutes and the regulations of the Nevada Gaming Commission promulgated thereunder.

                  "Gaming Reserves" means any mandatory gaming security reserves or other reserves required under applicable Gaming Laws or by directive of the Chairman of the Nevada State Gaming Control Board.

                  "General Intangibles" means all "general intangibles" as such term is defined in Section 9-102(a)(42) of the Current New York UCC and, in any event, including, without limitation, with respect to any Grantor, all rights and interests in, to and under contracts, agreements, instruments and indentures, including, without limitation, the Contracts, and all Permits in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may be amended, supplemented, or otherwise modified from time to time, including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect thereto, (iii) all rights of such Grantor to damages arising thereunder, (iv) all rights of such Grantor to receive any tax refunds, and (v) all rights of such Grantor to terminate and to perform, compel performance and to exercise all remedies thereunder.

                  "Governmental Authority" means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau or entity, (including the Gaming Authorities, any zoning authority, the FDIC, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority), any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government or any arbitrator with authority to bind a party at law.

                  "Grantors" has the meaning given to it in the Preamble hereof.

                  "Guarantor Obligations" means, with respect to any Guarantor, all obligations and liabilities of such Guarantor that may arise under or in connection with (i) this Agreement, (ii) any other Collateral Document to which such Guarantor is a party or by which it is bound, (iii) the Indenture or any other agreement associated with the Indenture to which such Guarantor is a party or by which it is bound (including, without limitation, all indemnity agreements), (iv) the Credit Agreement, including, without limitation the Obligations (as defined in the Credit Agreement) of such Guarantor, or any other agreement associated with the Credit Agreement to which such Guarantor is a party or by which it is bound (including, without limitation, all indemnity agreements and guaranty agreements), in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel of the Collateral Agent or the Secured Parties that are required to be paid by such Guarantor pursuant to the terms of the Indenture, the Credit Agreement, this Agreement or any other Collateral Document or any agreement associated with any of the foregoing).

                  "Guarantors" means the collective reference to each Grantor other than the ACEP.

                  "Holders" has the meaning given to it in the Recitals hereof.

                  "Indenture" has the meaning given to it in the Recitals hereof.

                  "Insurance" means (i) all insurance policies covering any or all of the Collateral (regardless of whether the Collateral Agent is the loss payee thereof) and (ii) any key man life insurance policies.

                  "Intellectual Property" means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets and the Trade Secret Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all Proceeds and damages therefrom.

                  "Intercompany Note" means any promissory note evidencing loans made by any Grantor to the Issuers or any of the other Grantors.

                  "Intercreditor Agreement" has the meaning given to it in the Recitals hereof.

                  "Investment Property" means the collective reference to (i) all "investment property" as such term is defined in Section 9-102(a)(49) of the Current New York UCC in effect including, without limitation, all Certificated Securities and Uncertificated Securities, all Security Entitlements, all Securities Accounts, all Commodity Contracts and all Commodity Accounts, (other than any Excluded Foreign Subsidiary Voting Stock excluded from the definition of "Pledged Equity Interests"), (ii) security entitlements, in the case of any United States Treasury book-entry securities, as defined in 31 C.F.R. section 357.2, or, in the case of any United States federal agency book-entry securities, as defined in the corresponding United States federal regulations governing such book-entry securities, and (iii) whether or not constituting "investment property" as defined in the Current New York UCC, all Pledged Notes, all Pledged Equity Interests, all Pledged Security Entitlements, all Pledged Debt Securities and all Pledged Commodity Contracts.

                  "Issuers" has the meaning given to it in the Recitals hereof.

                  "Issuers Obligations" means the collective reference to the payment and performance by the Issuers of each covenant, agreement, obligation and liability of the Issuers contained in (i) the Indenture and the Notes including, without limitation, the due and punctual payment of the principal of and interest and Liquidated Damages (as defined in the Indenture), if any, on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest and Liquidated Damages (to the extent permitted by law), if any, on the Notes and performance of all other obligations of the Company under the Indenture and the Notes according to the terms thereunder, (ii) the Credit Agreement, including, without limitation, the Borrower Obligations (as defined in the Credit Agreement) (iii) each Collateral Document to which either of the Issuers is a party or by which it is bound and
(iv) each other document related to any of the foregoing to which either of the Issuers is a party or by which it is bound.

                  "Material Adverse Effect" means a material adverse condition or material adverse change in or affecting (i) the business, assets, liabilities, property, condition (financial or otherwise), results of operations, or prospects of the Issuers and the other Grantors taken as a whole,
(ii) the validity or enforceability of this Agreement, the Indenture, the Credit Agreement, or any of the Collateral Documents, (iii) the validity, enforceability or priority of the Liens purported to be created by the Collateral Documents, or (iv) the rights or remedies of the Collateral Agent and the Secured Parties under the Indenture, the Credit Agreement, this Agreement or any of the other Collateral Documents.

                  "Net Proceeds" has the meaning given to it in the Recitals hereof.

                  "New York UCC" means the Uniform Commercial Code as from time to time in effect in the State of New York.

                  "Non-Deliverable Collateral" has the meaning given to it in
Section 3.8 hereof.

                  "Note Collateral Documents" means "Collateral Documents" as such term is defined in the Indenture.

                  "Note Guarantees" has the meaning given to it in the Recitals hereof.

                  "Note Proceeds Account" has the meaning given to it in the Recitals hereof.

                  "Notes" has the meaning given to it in the Recitals hereof.

                  "Note Secured Parties" means, collectively, the Collateral Agent, the Trustee and the Holders.

                  "Obligations" means (i) in the case of the Issuers, the Issuers Obligations, and (ii) in the case of each Guarantor, its Guarantor Obligations.

                  "Patent License" means all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 6.

                  "Patents" means (i) all patents, patent applications and patentable inventions, including, without limitation, each issued patent and patent application identified in Schedule 6, all certificates of invention or similar intellectual property rights, (ii) all inventions and improvements described and claimed therein, (iii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iv) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all Patent Licenses entered into in connection therewith, payments arising out of any other sale, lease, license or other disposition thereof and damages and payments for past, present or future infringement thereof), and (v) all reissues, divisions, continuations, continuations-in-part, substitutes, renewals, and extensions thereof, all improvements thereon and all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

                  "Permits" mean all licenses, permits, approvals, franchises, concessions, entitlements, registrations, findings or suitability and other authorizations issued by any Governmental Authority.

                  "Permitted Lien" means any Lien permitted to be incurred under both the Indenture and the Credit Agreement (to the extent such documents are in effect).

                  "Person" means any individual, corporation, partnership, limited liability company or partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government, or any agency or political subdivision thereof or any other entity.

                  "Pledged Alternative Equity Interests" means all interests of any Grantor in participation or other interests in any equity or profits of any business entity and the certificates, if any, representing such interests and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such interests and any other warrant, right or option to acquire any of the foregoing; provided, however, that Pledged Alternative Equity Interests shall not include any Pledged Stock, Pledged Partnership Interests, Pledged LLC Interests and Pledged Trust Interests.

                  "Pledged Commodity Contracts" means all commodity contracts listed on Schedule 2 (as such Schedule may be amended from time to time) and all other commodity contracts to which any Grantor is party from time to time.

                  "Pledged Debt Securities" means all debt securities now owned or hereafter acquired by any Grantor, including, without limitation, the debt securities listed on Schedule 2 (as such Schedule may be amended from time to time) together with any other certificates, options, rights or Security Entitlements of any nature whatsoever in respect of the debt securities of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect; provided, however, that Pledged Debt Securities shall not include Pledged Notes.

                  "Pledged Equity Interests" means all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests, Pledged Trust Interests and Pledged Alternative Equity Interests.

                  "Pledged Gaming Equity Interests" has the meaning given to it in Section 7.17 hereof.

                  "Pledged LLC Interests" means all interests of any Grantor now owned or hereafter acquired in any limited liability company including, without imitation, all limited liability company interests listed on Schedule 2 hereto under the heading "Pledged LLC Interests" (as such Schedule may be amended from time to time) and the certificates, if any, representing such limited liability company interests and any interest of such Grantor on the books and records of such limited liability company and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests and any other warrant, right or option to acquire any of the foregoing.

                  "Pledged Notes" means all promissory notes now owned or hereafter acquired by any Grantor including, without limitation, those listed on
Schedule 2 (as such Schedule may be amended from time to time), all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor.

                  "Pledged Partnership Interests" means all interests of any Grantor now owned or hereafter acquired in any general partnership, limited partnership, limited liability partnership or other partnership including, without limitation, all partnership interests listed on Schedule 2 hereto under the heading "Pledged Partnership Interests" (as such Schedule may be amended from time to time) and the certificates, if any, representing such partnership interests and any interest of such Grantor on the books and records of such partnership and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests and any other warrant, right or option to acquire any of the foregoing.

                  "Pledged Securities" means the collective reference to the Pledged Debt Securities, the Pledged Notes and the Pledged Equity Interests.

                  "Pledged Security Entitlements" means all Security Entitlements with respect to the financial assets listed on Schedule 2 (as such Schedule may be amended from time to time) and all other security entitlements of any Grantor.

                  "Pledged Security Issuers" means the collective reference to each issuer of a Pledged Security.

                  "Pledged Stock" means all shares of corporate stock now owned or hereafter acquired by any Grantor, including, without limitation, all shares of corporate stock described on Schedule 2 hereto under the heading "Pledged Stock" (as such Schedule may be amended from time to time), and the certificates, if any, representing such shares and any interest of such Grantor in the entries on the books of the issuer of such shares and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares and any other warrant, right or option to acquire any of the foregoing; provided, however, that in no event shall more than 65% of the total outstanding Excluded Foreign Subsidiary Voting Stock be required to be pledged hereunder.

                  "Pledged Trust Interests" means all interests of any Grantor now owned or hereafter acquired in a Delaware business trust or other trust including, without limitation, all trust interests listed on Schedule 2 hereto under the heading "Pledged Trust Interests" (as such Schedule may be amended from time to time) and the certificates, if any, representing such trust interests and any interest of such Grantor on the books and records of such trust or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such trust interests and any other warrant, right or option to acquire any of the foregoing.

                  "Proceeds" means all "proceeds" as such term is defined in
Section 9-102(a)(64) of the Current New York UCC and, in any event, shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon or distributions or payments with respect thereto.

                  "Receivable" means any right to payment for goods or other property sold, leased, licensed or otherwise disposed of or for services rendered, whether or not such right is evidenced by an Instrument, Tangible Chattel Paper or Intangible Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account or Payment Intangible). References herein to a Receivable shall include any Supporting Obligation or collateral securing such Receivable.

                  "Requirement of Law" means, as to any Person, the governing documents or other constituent documents of such Person, and any law, treaty, order, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Secured Parties" means, collectively, and without duplication, the Bank Secured Parties and the Note Secured Parties.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Syndication Agent" has the meaning set forth in the Recitals hereof.

                  "Trademark License" means any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in
Schedule 6.

                  "Trademarks" means (i) all domestic and foreign trademarks, service marks, trade names, corporate names, company names, business names, trade dress, trade styles, logos, or other indicia of origin or source identification, internet domain names, trademark and service mark registrations, and applications for trademark or service mark registrations and any renewals thereof, including, without limitation, each registration and application identified in Schedule 6, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all Trademark Licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (iv) all other rights of any kind whatsoever accruing thereunder or pertaining thereto, together in each case with the goodwill of the business connected with the use of, and symbolized by, each of the above.

                  "Trade Secret License" means any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trade Secret, including, without limitation, any of the foregoing referred to in
Schedule 6.

                  "Trade Secrets" means (i) all trade secrets and all confidential and proprietary information, including know-how, manufacturing and production processes and techniques, inventions, research and development information, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information, including, without limitation, any of the foregoing referred to in Schedule 6, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments arising out of the sale, lease, license, assignment or other disposition thereof, and damages and payments for past, present or future infringements thereof), and
(iv) all other rights of any kind whatsoever of any Grantor accruing thereunder or pertaining thereto.

                  "Trustee" has the meaning given to it in the Recitals hereof.

                  "UETA" has the meaning given to it in the Section 3.3(a) hereof.

                  "Vehicles" means all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any jurisdiction and, in any event including, without limitation, the vehicles listed on Schedule 8 and all tires and other appurtenances to any of the foregoing.

            1.2 Terms Defined Elsewhere. The following terms shall have the meaning given to them in the Credit Agreement (or, in the event the Credit Agreement is terminated, the meanings given to such item in the Credit Agreement immediately prior to such termination):

            Business Day
            Capital Stock

            Cash Equivalents
            Gaming Authority
            Lien
            Subsidiary
            Termination Date
            Unrestricted Subsidiary

            1.3   Other Definitional Provisions.

                  (a) The words "hereof", "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

                  (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  (c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor's Collateral or the relevant part thereof.

                  (d) The expressions "payment in full," "paid in full" and any other similar terms or phrases when used herein with respect to the Issuers Obligations or the Guarantor Obligations shall mean the unconditional, final and irrevocable payment in full, in immediately available funds, of all of the Issuers Obligations or the Guarantor Obligations, as the case may be.

                     SECTION 2. GRANT OF SECURITY INTERESTS

            2.1 Security Grant for Bank Secured Parties. Each Grantor, subject to Section 7.17 and except with respect to Excluded Assets, hereby assigns and transfers to the Collateral Agent, for the benefit of the Bank Secured Parties, and hereby grants to the Collateral Agent, for the benefit of the Bank Secured Parties, a security interest on a first priority basis in all of the personal property of such Grantor, including, without limitation, the following property, in each case, wherever located and now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor's Obligations to the Bank Secured Parties:

            (a)   all Accounts;

            (b)   all Chattel Paper;

            (c)   all Contracts;

            (d)   all Deposit Accounts;

            (e)   all Documents;

            (f)   all Equipment;

            (g) all General Intangibles (including, without limitation, Payment Intangibles);

            (h)   all Instruments;

            (i)   all Intellectual Property;

            (j)   all Inventory;

            (k)   all Investment Property;

            (l)   all Letters of Credit and Letter of Credit Rights;

            (m)   all money;

            (n)   all Vehicles;

            (o)   all Goods and other property not otherwise described above;

            (p) all bank accounts, all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing such bank accounts;

            (q) all books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon;

            (r)   all Permits;

            (s) all Insurance and all loss proceeds and other amounts payable thereunder and all eminent domain proceeds; and

            (t) to the extent not otherwise included, all other personal property of the Grantor and Proceeds, accessions and products of any kind and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing (including, without limitation, Supporting Obligations).

      Notwithstanding anything to the contrary in this Agreement, the term "Collateral" shall not include any of the Excluded Assets.

            2.2 Security Grant for Note Secured Parties. Each Grantor, subject to Section 7.17 and except with respect to Excluded Assets, hereby assigns and transfers to the Collateral Agent, for the benefit of the Note Secured Parties, and hereby grants to the Collateral Agent, for the benefit of the Note Secured Parties, a security interest on a second priority basis in the Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor's Obligations to the Note Secured Parties.

            2.3 Grantor Liability. Notwithstanding anything herein to the contrary, (a) each Grantor shall remain liable for all obligations under the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Collateral Agent or any Secured Party, (b) each Grantor shall remain liable under and each of the agreements included in the Collateral, including, without limitation, any Receivables, any Contracts and any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall the Collateral Agent nor any Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including, without limitation, any agreements relating to any Receivables, any Contracts, Pledged Partnership Interests or Pledged LLC Interests, and (c) the exercise by the Collateral Agent or any Secured Party of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.

                   SECTION 3. REPRESENTATIONS AND WARRANTIES

      Each Grantor hereby represents and warrants to the Collateral Agent, for the benefit of the Secured Parties, that:

            3.1 Organization; Good Standing; Enforceability; Authority; No Conflict.

                  (a) Such Grantor (i) is duly formed or organized, validly existing and in good standing under the laws of the jurisdiction of its formation or organization, (ii) has the organizational power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged,
(iii) is duly qualified as a foreign organization and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to do so does not and could not, in the aggregate, have a Material Adverse Effect and (iv) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith does not and could not, in the aggregate, have a Material Adverse Effect.

                  (b) Such Grantor has the organizational power and authority, and the legal right, to make, deliver and perform this Agreement and every Collateral Document to which it is a party and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and every Collateral Document to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement or any Collateral Document to which such Grantor is a party. This Agreement and each other Collateral Document to which it is a party has been duly executed and delivered on behalf of such Grantor. This Agreement and each Collateral Document to which it is a party constitute, legal, valid and binding obligations of such Grantor enforceable against such Grantor in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

                  (c) The execution, delivery and performance of this Agreement and each Collateral Document to which such Grantor is a party will not violate any Requirement of Law or any obligation under any Contract of such Grantor and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or obligation (other than pursuant to this Agreement).

                  (d) No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of such Grantor, threatened by or against such Grantor or against any of its properties or revenues (i) with respect to this Agreement or any Collateral Document or any of the transactions contemplated hereby or thereby, or (ii) that has had or could reasonably be expected to have a Material Adverse Effect.

            3.2 Title; No Other Liens. Such Grantor owns each item of the Collateral free and clear of any and all Liens or claims, including, without limitation, Liens arising as a result of such Grantor becoming bound (as a result of merger or otherwise) as Grantor under a security agreement entered into by another Person, except for Permitted Liens. No effective financing statement, mortgage or other instrument similar in effect with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Collateral Agent pursuant to this Agreement or as are otherwise permitted by, the Indenture and the Credit Agreement.

            3.3   Perfected Liens.

                  (a) The security interests granted pursuant to this Agreement (i) constitute valid and, subject only to the filing of the financing statements and the taking of the other actions listed on Schedule 3 hereto, fully perfected first priority security interest in all of the Collateral in favor of the Collateral Agent, for the benefit of the Bank Secured Parties, and fully perfected second priority interest in all of the Collateral in favor of the Collateral Agent, for the benefit of the Note Secured Parties, as collateral security for such Grantor's Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and (ii) are subject to no other Liens on the Collateral except for Permitted Liens. Without limiting the foregoing, each Grantor has taken all actions necessary or desirable, including, without limitation, those specified in Section 4.4 to: (i) establish the Collateral Agent's "control" (within the meanings of Sections 8-106 and 9-106 of the New York UCC) over any portion of the Investment Property constituting Certificated Securities, Uncertificated Securities, Securities

Accounts, Securities Entitlements or Commodity Accounts (each as defined in the New York UCC), (ii) establish the Collateral Agent's "control" (within the meaning of Section 9-104 of the New York UCC) over all Deposit Accounts, (iii) establish the Collateral Agent's "control" (within the meaning of Section 9-107 of the New York UCC) over all Letter of Credit Rights, (iv) establish the Collateral Agent's control (within the meaning of Section 9-105 of the New York
UCC) over all Electronic Chattel Paper and (v) establish the Collateral Agent's "control" (within the meaning of Section 16 of the Uniform Electronic Transaction Act as in effect in the applicable jurisdiction "UETA") over all "transferable records" (as defined in UETA).

                  (b) No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body (except those that have been made or obtained) is required for either (i) the pledge or grant by any Grantor of the security interests purported to be created in favor of the Collateral Agent hereunder or (ii) the exercise by the Collateral Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created hereunder or created or provided for by applicable law), except (A) for filings and actions specified on Schedule 3 and (B) as may be required, in connection with the disposition of any Investment Property, by laws generally affecting the offering and sale of securities.

            3.4 Name; Jurisdiction of Organization, Etc. On the date hereof, such Grantor's exact legal name (as indicated on the public record of such Grantor's jurisdiction of formation or organization), jurisdiction of organization, organizational i.d. number, if any, and the location of such Grantor's chief executive office or sole place of business are specified on
Schedule 4. Each Grantor is organized solely under the law of the jurisdiction so specified and has not filed any certificates of domestication, transfer or continuance in any other jurisdiction. Except as otherwise indicated on Schedule 4, the jurisdiction of each such Grantor's organization of formation is required to maintain a public record showing the Grantor to have been organized or formed. Except as specified on Schedule 4, such Grantor has not changed its name, jurisdiction of organization, chief executive office or sole place of business or its corporate structure in any way (e.g., by merger, consolidation, change in corporate form or otherwise) within the previous five-year period and has not within such period become bound (whether as a result of merger or otherwise) as grantor under a security agreement entered into by another Person, which has not heretofore been terminated.

            3.5 Inventory, Equipment and Books and Records. On the date hereof, the Inventory and the Equipment (other than mobile goods) and the books and records pertaining to the Collateral are kept at the locations listed on
Schedule 5. No material Inventory or Equipment (in the aggregate) of such Grantor is in the possession of an issuer of a negotiable document (as defined in Section 7-104 of the New York UCC) therefor that has not been delivered to the Collateral Agent or is otherwise in the possession of any bailee or warehouseman.

            3.6 Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

            3.7   Investment Property.

                  (a) Schedule 2 hereto (as such schedule may be amended from time to time) sets forth under the headings "Pledged Stock, "Pledged LLC Interests," "Pledged Partnership Interests" and "Pledged Trust Interests," respectively, all of the Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests owned by any Grantor and such Pledged Equity Interests constitute the percentage of issued and outstanding shares of stock, percentage of membership interests, percentage of partnership interests or percentage of beneficial interest of the respective issuers thereof indicated on Schedule 2. Schedule 2 (as such Schedule may be amended from time to time) sets forth under the heading "Pledged Debt Securities" or "Pledged Notes" all of the Pledged Debt Securities and Pledged Notes owned by any Grantor and all of such Pledged Debt Securities and Pledged Notes have been duly authorized, authenticated or issued, and delivered and the legal, valid and binding obligations of the issuers thereof enforceable in accordance with their terms and are not in default and constitute all of the issued and outstanding indebtedness evidenced by an instrument or certificated security of the respective issuers thereof owing to such Grantor. Schedule 2 hereto (as such Schedule may be amended from time to time) sets forth under the headings "Securities Accounts," "Commodities Accounts," and "Deposit Accounts" respectively, all of the Securities Accounts, Commodities Accounts and Deposit Accounts in which each Grantor has an interest. Each Grantor is the sole entitlement holder or customer of each such account, and such Grantor has not consented to, and is not otherwise aware of, any Person (other than the Collateral Agent pursuant hereto or as otherwise permitted under the Indenture and the Credit Agreement) having "control" (within the meanings of Sections 8-106, 9-106 and 9-104 of the New York UCC) over, or any other interest in, any such Securities Account, Commodity Account or Deposit Account or any securities, commodities or other property credited thereto.

                  (b) The shares of Pledged Equity Interests pledged by such Grantor hereunder constitute all of the issued and outstanding shares of all classes of the Capital Stock of each Issuers owned by such Grantor or, in the case of Excluded Foreign Subsidiary Voting Stock, 65% of the outstanding Excluded Foreign Subsidiary Voting Stock of each relevant Pledged Security Issuer.

                  (c) All the shares of the Pledged Equity Interests of such Grantor have been duly and validly issued and, with respect to corporate stock, are fully paid and nonassessable.

                  (d) Each Pledged LLC Interest and Pledged Partnership Interest owned by such Grantor and included in the Pledged Equity Interests is certificated (and each Grantor covenants that it will not issue or cause or permit its Subsidiaries to issue any Capital Stock in uncertificated form or seek to convert all or any part of its existing Capital Stock into uncertificated form) and the terms of such certificated Pledged LLC Interests and Pledged Partnership Interests expressly provide that they are securities governed by Article 8 of the Uniform Commercial Code in effect from time to time in the applicable jurisdiction.

                  (e) Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except Permitted Liens and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interests.

                  (f) Each Pledged Security Issuer that is not a Grantor hereunder but is an Affiliate of any Grantor has executed and delivered to the Collateral Agent an Acknowledgment and Agreement, in substantially the form of Exhibit A, to the pledge of the Pledged Securities pursuant to this Agreement.

            3.8   Receivables.

                  (a) No amount payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument or Tangible Chattel Paper that has not been delivered to the Collateral Agent or constitutes Electronic Chattel Paper that has not been subjected to the control (within the meaning of Section 9-105 of the New York UCC) of the Collateral Agent (other than Receivables evidenced by Instruments representing (i) extensions of credit by such Grantor to individual customers of its gaming operations in the ordinary course of business or (ii) loans to employees expressly permitted under the Indenture and the Credit Agreement (the "Non-Deliverable Collateral")).

                  (b) None of the obligors on any Receivables is a Governmental Authority.

                  (c) The amounts represented by such Grantor to the Collateral Agent or the Secured Parties from time to time as owing to such Grantor in respect of the Receivables will at such times be materially accurate.

                  (d) Except as could not reasonably be expected to have a Material Adverse Effect, each Receivable (i) representing an unsatisfied obligation of such Account Debtor is and will be the legal, valid and binding obligation of the Account Debtor in respect thereof, (ii) is and will be enforceable in accordance with its terms, (iii) is not and will not be subject to any set-offs, defenses, deferral, dispute, cancellation, deficiencies, taxes and counterclaims, and (iv) is and will be in compliance with all applicable laws and regulations.

            3.9   Contracts.

                  (a) No Contract prohibits assignment by the applicable Grantor or requires or purports to require the consent of any party (other than such Grantor) to such Contract in connection with the execution, delivery and performance of this Agreement, including, without limitation, the exercise of remedies by the Collateral Agent with respect to such Contract.

                  (b) Except as expressly permitted by the Indenture and the Credit Agreement, and except as could not reasonably be expected to have a Material Adverse Effect, each Contract is in full force and effect and constitutes a valid and legally enforceable obligation of the parties thereto, subject to the effects of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

                  (c) Except for Excluded Assets, no consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of any of the Contracts by any party thereto other than those that have been duly obtained, made or performed, are in full force and effect and do not subject the scope of any such Contract to any material adverse limitation, either specific or general in nature.

                  (d) Neither such Grantor nor (to the best of such Grantor's knowledge) any of the other parties to the Contracts is in default in the performance or observance of any of the terms thereof, other than those defaults that have not and could not reasonably be expected to have a Material Adverse Effect.

                  (e) The right, title and interest of such Grantor in, to and under the Contracts are not subject to any defenses, offsets, counterclaims or claims that, in the aggregate, have or could reasonably be expected to have a Material Adverse Effect.

                  (f) Such Grantor has delivered to the Collateral Agent a complete and correct copy of each material Contract, including all amendments, supplements and other modifications thereto.

                  (g) No amount payable to such Grantor under or in connection with any Contract is evidenced by any Instrument or Tangible Chattel Paper that has not been delivered to the Collateral Agent or constitutes Electronic Chattel Paper that is not under the control of the Collateral Agent.

                  (h) None of the parties to any Contract is a Governmental Authority.

            3.10  Intellectual Property.

                  (a) Schedule 6 lists all Intellectual Property owned by such Grantor in its own name on the date hereof. Except as set forth in Schedule 6, such Grantor is the exclusive owner of the entire and unencumbered right, title and interest in and to such Intellectual Property and is otherwise entitled to use all such Intellectual Property, without limitation, subject only to the license terms of the licensing or franchise agreements referred to in Section 3.10(c) below.

                  (b) On the date hereof, all of such Grantor's Intellectual Property is valid, subsisting, unexpired and enforceable, has not been abandoned and neither the operation of such Grantor's business as currently conducted or as contemplated to be conducted nor the use of the Intellectual Property in connection therewith conflict with, infringe, misappropriate, dilute, misuse or otherwise violate the intellectual property rights of any other Person.

                  (c) Except as set forth in Schedule 6 on the date hereof (i) none of such Grantor's Intellectual Property is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor, and (ii) there are no other agreements, obligations, orders or judgments that affect the use of any Intellectual Property.

                  (d) The rights of such Grantor in or to the Intellectual Property do not conflict with or infringe upon the rights of any third party, and no claim has been asserted that the use of such Intellectual Property does or may infringe upon the rights of any third party. To such Grantor's knowledge, there is currently no infringement or unauthorized use of any item of Intellectual Property.

                  (e) No holding, decision or judgment has been rendered by any Governmental Authority that would limit, cancel or question the validity or enforceability of, or such Grantor's rights in, any of such Grantor's Intellectual Property. Such Grantor is not aware of any uses of any item of its Intellectual Property that could reasonably be expected to lead to such item becoming invalid or unenforceable including, without limitation, unauthorized uses by third parties and uses that were not supported by the goodwill of the business connected with Trademarks and Trademark Licenses.

                  (f) Other than those actions or proceedings that could not reasonably be expected to have a Material Adverse Effect, no action or proceeding is pending, or, to the knowledge of such Grantor, threatened, on the date hereof (i) seeking to limit, cancel or question the validity of any of such Grantor's Intellectual Property or such Grantor's ownership interest therein,
(ii) alleging that any services provided by, processes used by, or products manufactured or sold by such Grantor infringe any patent, trademark, copyright, or any other right of any third party, or (iii) alleging that any material Intellectual Property of such Grantor is being licensed, sublicensed or used in violation of any patent, trademark, copyright or any other right of any third party. To the knowledge of such Grantor, no Person is engaging in any activity that infringes upon such Grantor's Intellectual Property or upon its rights therein other than such infringements that could not reasonably be expected to have a Material Adverse Effect. Except as set forth in Schedule 6 hereto, such Grantor has not granted any license, or any release, covenant not to sue, non-assertion assurance, or other right to any Person with respect to any part of its Intellectual Property. The consummation of the transactions contemplated by this Agreement will not result in the termination or impairment of any of the Intellectual Property of such Grantor.

                  (g) Except as could not reasonably be expected to have a Material Adverse Effect, with respect to each Copyright License, Trademark License and Patent License: (i) such license is valid and binding and in full force and effect and represents the entire agreement between the respective licensor and licensee with respect to the subject matter of such license; (ii) such license will not cease to be valid and binding and in full force and effect on terms identical to those currently in effect as a result of the rights and interests granted herein, nor will the grant of such rights and interests constitute a breach or default under such license or otherwise give the licensor or licensee a right to terminate such license; (iii) such Grantor has not received any notice of termination or cancellation under such license; (iv) such Grantor has not received any notice of a breach or default under such license, which breach or default has not been cured; (v) such Grantor has not granted to any other third party any rights, adverse or otherwise, under such license; and
(vi) such Grantor is not in breach or default in any respect, and no event has occurred that, with notice and/or lapse of time, would constitute such a breach or default or permit termination, modification or acceleration under such license.

                  (h) Except as could not reasonably be expected to have a Material Adverse Effect, such Grantor has performed all acts and has paid all required fees and taxes to maintain each and every item of its Intellectual Property in full force and effect and to protect and maintain its interest therein. Such Grantor has used proper statutory notice in connection with its use of each Patent, Trademark and Copyright included in its Intellectual Property.

                  (i) Except as could not reasonably be expected to have a Material Adverse Effect, none of the Trade Secrets of such Grantor has been used, divulged, disclosed or appropriated to the detriment of such Grantor for the benefit of any other Person; (ii) no employee, independent contractor or agent of such Grantor has misappropriated any trade secrets of any other Person in the course of the performance of his or her duties as an employee, independent contractor or agent of such Grantor; and (iii) no employee, independent contractor or agent of such Grantor is in default or breach of any term of any employment agreement, non-disclosure agreement, assignment of inventions agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of such Grantor's Intellectual Property.

                  (j) Except as could not reasonably be expected to have a Material Adverse Effect, such Grantor has made all filings and recordations necessary to adequately protect its interest in its Intellectual Property including, without limitation, recordation of its interests in the Patents and Trademarks with the United States Patent and Trademark Office and in corresponding national and international patent offices, and recordation of any of its interests in the Copyrights with the United States Copyright Office and in corresponding national and international copyright offices.

                  (k) Except as could not reasonably be expected to have a Material Adverse Effect, no Grantor is subject to any settlement or consents, judgment, injunction, order, decree, covenants not to sue, non-assertion assurances or releases that would impair the validity or enforceability of, or such Grantor's rights in, any Intellectual Property.

            3.11 Vehicles. Schedule 8 is a complete and correct list of all Vehicles owned by such Grantor on the date hereof.

            3.12 Letter of Credit Rights. Schedule 9 is a complete and correct list of all Letters of Credit under which such Grantor is a beneficiary on the date hereof.

            3.13 Commercial Tort Claims. No Grantor has any commercial tort claims.

                              SECTION 4. COVENANTS

      Each Grantor covenants and agrees with the Collateral Agent, for the benefit of the Secured Parties, that, from and after the date of this Agreement until the Obligations shall have been paid in full:

            4.1 Delivery and Control of Instruments, Chattel Paper, Negotiable Documents, Investment Property and Deposit Accounts.

                  (a) If any of the Collateral is or shall become evidenced or represented by any Instrument, Certificated Security, Tangible Chattel Paper or Negotiable Document, such Instrument (other than checks in the ordinary course of business), Certificated Security, Tangible Chattel Paper or Negotiable Document shall be promptly delivered to the Collateral Agent, duly endorsed in a manner satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Agreement (other than Non-Deliverable Collateral).

                  (b) If any of the Collateral is or shall become Electronic Chattel Paper, such Grantor shall ensure that (i) a single authoritative copy exists that is unique, identifiable, unalterable (except as provided in clauses
(iii), (iv) and (v) of this Section 4.1(b)), (ii) that such authoritative copy identifies the Collateral Agent as the assignee and is communicated to and maintained by the Collateral Agent or its designee, (iii) that copies or revisions that add or change the assignee of the authoritative copy can only be made with the participation of the Collateral Agent, (iv) that each copy of the authoritative copy and any copy of a copy is readily identifiable as a copy and not the authoritative copy and (v) any revision of the authoritative copy is readily identifiable as an authorized or unauthorized revision.

                  (c) If any of the Collateral shall become evidenced or represented by an Uncertificated Security, such Grantor shall cause the Pledged Security Issuer thereof to agree in writing with such Grantor and the Collateral Agent that such Pledged Security Issuer will comply with instructions with respect to such Uncertificated Security originated by the Collateral Agent without further consent of such Grantor, such agreement to be in substantially the form of Exhibit C or in such other form as may be satisfactory to the Collateral Agent. Notwithstanding the foregoing, each Grantor covenants that (i) the representations and warranties contained in Section 3.7(c) shall at all times be true and correct and (ii) it will not issue or cause or permit its Subsidiaries to issue any Capital Stock in uncertificated form or seek to convert all or any part of its existing Capital Stock into uncertificated form.

                  (d) Each Grantor shall maintain Securities Entitlements, Securities Accounts and Deposit Accounts only with financial institutions that have agreed to comply with Entitlement Orders and instructions issued or originated by the Collateral Agent without further consent of such Grantor, such agreement to be substantially in the form of Exhibit D or in such other form as shall be satisfactory to the Collateral Agent.

                  (e) If any of the Collateral is or shall become evidenced or represented by a Commodity Contract, such Grantor shall cause the Commodity Intermediary with respect to such Commodity Contract to agree in writing with such Grantor and the Collateral Agent that such Commodity Intermediary will apply any value distributed on account of such Commodity Contract as directed by the Collateral Agent without further consent of such Grantor, such agreement to be in substantially the form of Exhibit E or in such other form as may be satisfactory to the Collateral Agent.

                  (f) In addition to and not in lieu of the foregoing, if any Pledged Security Issuer of any Investment Property is organized under the law of, or has its chief executive office in, a jurisdiction outside of the United States, each Grantor shall take such additional actions, including, without limitation, causing such Pledged Security Issuer to register the pledge on its books and records, as may be necessary or advisable or as may be reasonably requested by the Collateral Agent under the laws of such jurisdiction to insure the validity, perfection and priority of the security interests of the Collateral Agent.

            4.2   Maintenance of Insurance.

                  (a) Each Grantor shall maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same business. All insurance shall provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by Collateral Agent of written notice thereof.

                  (b) Such Grantor will deliver to the Collateral Agent (i) on the date such Grantor becomes a Grantor under this Agreement, a certificate dated such date showing the amount and types of insurance coverage as of such date, (ii) upon request of the Collateral Agent from time to time, full information as to the insurance carried, (iii) promptly following receipt of notice from any insurer, a copy of any notice of cancellation or material change in coverage, (iv) forthwith, notice of any cancellation or nonrenewal of coverage by such Grantor, and (v) promptly after such information is available to such Grantor, full information as to any claim for an amount in excess of $1,000,000 with respect to any property and casualty insurance policy maintained by such Grantor. The Collateral Agent shall be named as additional insured on all such liability insurance policies of such Grantor and the Collateral Agent shall be named as loss payee on all property and casualty insurance policies of such Grantor.

                  (c) From time to time at the request of the Collateral Agent or the Administrative Agent (but no more frequently than once in any 12 month period), the Grantors shall deliver to the Collateral Agent a report of a reputable insurance broker with respect to such insurance.

            4.3 Payment of Obligations. Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings could not reasonably be expected to result in the imminent sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

            4.4 Maintenance of Perfected Security Interests; Further Documentation.

                  (a) Such Grantor shall maintain the security interests created by this Agreement as perfected security interests having at least the priority described in Section 3.3 and shall defend such security interests against the claims and demands of all Persons.

                  (b) Such Grantor will furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the assets and property of such Grantor as the Collateral Agent may reasonably request, all in reasonable detail.

                  (c) At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly authorize, execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) in the case of Investment Property, Deposit Accounts and any other relevant Collateral, taking any actions necessary to enable the Collateral Agent to obtain "control" (within the meaning of the applicable Uniform Commercial Code) with respect thereto, including without limitation, executing and delivering and causing the relevant depositary bank or securities intermediary to execute and deliver a Control Agreement in the form attached hereto as Exhibit D or in such other form as may be satisfactory to the Collateral Agent. Nothing set forth in this Section 4.4 shall be construed to limit such Grantor's obligations to take such actions absent any request of the Collateral Agent including, without limitation, such Grantor's obligations to take the actions set forth in Section 4.1 hereof.

            4.5 Changes in Locations, Name, Jurisdiction of Organization, Etc. Such Grantor will not, except upon 15 days' prior written notice to the Collateral Agent and delivery to the Collateral Agent of duly authorized and, where required, executed copies of (a) all additional financing statements and other documents reasonably requested by the Collateral Agent to maintain the validity, perfection and priority of the security interests provided for herein and (b) if applicable, a written supplement to Schedule 5 showing any additional location at which Inventory or Equipment (other than mobile goods) or books and records pertaining to the Collateral shall be kept:

                  (i) permit any of the Inventory or Equipment (other than mobile goods) or books and records pertaining to the Collateral to be kept at a location other than those listed on Schedule 5;

                  (ii) without limiting the prohibitions on mergers involving the Grantors contained in the Indenture or the Credit Agreement, change its legal name, jurisdiction of organization or the location of its chief executive office or sole place of business from that referred to in
      Section 3.4; or

                  (iii) change its legal name, identity or structure to such an extent that any financing statement filed by the Collateral Agent in connection with this Agreement would become misleading.

            4.6 Notices. Such Grantor will advise the Collateral Agent promptly, in reasonable detail, of:

                  (a) any Lien (other than any Permitted Lien) on any of the Collateral that would adversely affect the ability of the Collateral Agent to exercise any of its remedies hereunder; and

                  (b) the occurrence of any other event that could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

            4.7   Investment Property.

            (a) Subject to compliance with applicable Gaming Laws, if such Grantor shall become entitled to receive or shall receive any stock or other ownership certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Pledged Security Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of or other ownership interests in the Pledged Equity Interests, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Secured Parties, hold the same in trust for the Secured Parties and deliver the same forthwith to the Collateral Agent in the exact form received, duly endorsed by such Grantor to the Collateral Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Collateral Agent so requests, signature guaranteed, to be held by the Collateral Agent, for the benefit of the Secured Parties, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Pledged Securities upon the liquidation or dissolution of any Pledged Security Issuer shall be paid over to the Collateral Agent to be held by it hereunder as additional collateral for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Securities or any property shall be distributed upon or with respect to the Pledged Securities pursuant to the recapitalization or reclassification of the capital of any Pledged Security Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to (i) a perfected security interest on a first priority basis in favor of the Collateral Agent, for the benefit of the Bank Secured Parties, and (ii) a perfected security interest on a second priority basis in favor of the Collateral Agent, for the benefit of the Note Credit Parties, be delivered to the Collateral Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Securities shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Collateral Agent, hold such money or property in trust for the Secured Parties, segregated from other funds of such Grantor, as additional collateral security for the Obligations.

            (b) Such Grantor will not (i) vote to enable, or take any other action to permit, any Pledged Security Issuer to issue any Capital Stock or to issue any other securities convertible into or granting the right to purchase or exchange for any Capital Stock of any Pledged Security Issuer (except pursuant to a transaction permitted by the Indenture and the Credit Agreement (to the extent such documents are in effect)), (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, any of the Investment Property or Proceeds thereof or any interest therein (except pursuant to a transaction permitted by the Indenture and the Credit Agreement (to the extent such documents are in effect)), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement and Permitted Liens, (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Collateral Agent to sell, assign or transfer any of the Investment Property or Proceeds thereof or any interest therein (except pursuant to a transaction permitted by the Indenture and the Credit Agreement (to the extent such documents are in effect)), or (v) cause or permit any Pledged Security Issuer of any Pledged Partnership Interests or Pledged LLC Interests that are not securities (for purposes of the New York UCC) on the date hereof to elect or otherwise take any action to cause such Pledged Partnership Interests or Pledged LLC Interests to be treated as anything other than securities for purposes of the New York UCC; provided, however, notwithstanding the foregoing, if any Pledged Security Issuer of any Pledged Partnership Interests or Pledged LLC Interests takes any such action in violation of the foregoing in this clause (v), such Grantor shall promptly notify the Collateral Agent in writing of any such election or action and, in such event, shall take all steps necessary or advisable to establish the Collateral Agent's "control" thereof.

            (c) In the case of each Grantor which is a Pledged Security Issuer, such Pledged Security Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Collateral Agent promptly in writing of the occurrence of any of the events described in Section 4.7(a) with respect to the Pledged Securities issued by it and (iii) the terms of Sections 5.4(c) shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to
Section 5.4(c) with respect to the Pledged Securities issued by it. In addition, each Grantor which is either a Pledged Security Issuer or an owner of any Pledged Security hereby consents to the grant by each other Grantor of the security interests hereunder in favor of the Collateral Agent and to the transfer of any Pledged Security to the Collateral Agent or its nominee following an Event of Default and to the substitution of the Collateral Agent or its nominee as a partner, member or shareholder of the Pledged Security Issuer of the related Pledged Security.

            4.8   Receivables.

                  (a) Other than in the ordinary course of business consistent with customary gaming practices and so long as no Event of Default shall have occurred and be continuing, such Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could materially adversely affect the value thereof.

                  (b) Such Grantor will deliver to the Collateral Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 5% of the aggregate amount of the then outstanding Receivables.

                  (c) Such Grantor shall perform and comply in all material respects with all of its obligations with respect to the Receivables.

            4.9   Contracts.

                  (a) Such Grantor will perform and comply in all material respects with all its obligations under all Contracts, except where the failure to comply could not reasonably be expected to have a Material Adverse Effect.

                  (b) Such Grantor will not amend, modify, terminate, waive or fail to enforce any provision of any Contract in any manner that could reasonably be expected to materially adversely affect the value of such Contract as Collateral or otherwise have a Material Adverse Effect.

                  (c) Except to the extent the failure to exercise any such right could not reasonably be expected to have a Material Adverse Effect, such Grantor will exercise promptly and diligently each and every right that it may have under each Contract (other than any right of termination).

                  (d) Such Grantor will deliver to the Collateral Agent a copy of each material demand, notice or document received by it relating in any way to any Contract and shall also deliver to the Collateral Agent a copy of all new material contracts entered into after the date of this Agreement.

            4.10  Intellectual Property.

                  (a)   Such Grantor (either itself or through licensees) will
(i) except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect, continue to use each of its material Trademarks on each and every trademark class of goods necessary in order to maintain such Trademark (in the trademark classes of goods in which it is used) in full force free from any claim of abandonment for non-use, (ii) except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect, maintain as in the past the quality of products and services offered under such Trademark and take all necessary steps to ensure that all licensed users of such Trademark maintain as in the past such quality, (iii) except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect, use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (iv) not adopt or use any mark that is confusingly similar or a colorable imitation of such Trademark unless the Collateral Agent, for the benefit of the Secured Parties, shall obtain perfected security interests in such mark (with the same priority for such Secured Parties as set forth in Section 2 hereof) pursuant to this Agreement and the Intellectual Property Security Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way.

                  (b) Except to the extent the same could not reasonably be expected to have a Material Adverse Effect, such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any material Patent may become forfeited, abandoned or dedicated to the public.

                  (c) Except to the extent the same could not reasonably be expected to have a Material Adverse Effect, such Grantor (either itself or through licensees) (i) will employ each of its material Copyrights and (ii) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of the Copyrights may become invalidated or otherwise impaired. Such Grantor will not (either itself or through licensees) do any act whereby any material Copyright may fall into the public domain.

                  (d) Such Grantor (either itself or through licensees) will not do any act that knowingly uses any material Intellectual Property to infringe the intellectual property rights of any other Person.

                  (e) Except to the extent the same could not reasonably be expected to have a Material Adverse Effect, such Grantor (either itself or through licensees) will use proper statutory notice in connection with the use of each material Patent, Trademark and Copyright included in its Intellectual Property.

                  (f) Such Grantor will notify the Collateral Agent promptly if it knows or has reason to know, that any application or registration relating to any of its material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor's ownership of, or the validity of, any material Intellectual Property or such Grantor's right to register the same or to own and maintain the same.

                  (g) To the extent desirable in the exercise of its reasonable prudent business judgment, promptly upon such Grantor's acquisition or creation of any copyrightable work, invention, trademark or other similar property that is material to its business, such Grantor shall apply for registration thereof with the United States Copyright Office, the United States Patent and Trademark Office and other appropriate office. Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Collateral Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Collateral Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Collateral Agent may request to evidence its security interests for the benefit of the Bank Secured Parties and the Note Secured Parties in any Copyright, Patent, Trademark or other Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

                  (h) Except to the extent the same could not reasonably be expected to have a Material Adverse Effect, such Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of its material Intellectual Property, including, without limitation, the payment of required fees and taxes, the filing of responses to office actions issued by the United States Patent and Trademark Office and the United States Copyright Office, the filing of applications for renewal or extension, the filing of affidavits of use and affidavits of incontestability, the filing of divisional, continuation, continuation-in-part, reissue, and renewal applications or extensions, the payment of maintenance fees, and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings.

                  (i) Such Grantor (either itself or through licensees) will not discontinue use of or otherwise abandon any of its Intellectual Property, or abandon any application or any right to file an application for letters patent, trademark, or copyright, unless such Grantor shall have previously determined that such use or the pursuit or maintenance of such Intellectual Property is no longer desirable in the conduct of such Grantor's business and that the loss thereof could not reasonably be expected to have a Material Adverse Effect and, in which case, such Grantor shall give prompt notice of any such abandonment to the Collateral Agent in accordance herewith.

                  (j) In the event that any of its material Intellectual Property is infringed, misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Collateral Agent after it learns thereof and sue for infringement, misappropriation or dilution (as applicable), seek injunctive relief where appropriate and recover any and all damages awarded for any such infringement, misappropriation or dilution as may be deemed appropriate in the exercise of such Grantor's reasonable prudent business judgment.

                  (k) Such Grantor agrees that, should it obtain an ownership interest in any item of intellectual property that is not now a part of the Intellectual Property Collateral (the "After-Acquired Intellectual Property"),
(i) the provisions of Section 2 shall automatically apply thereto, (ii) any such After-Acquired Intellectual Property, and in the case of trademarks, the goodwill of the business connected therewith or symbolized thereby, shall automatically become part of the Intellectual Property Collateral, (iii) it shall give prompt (and, in any event within five Business Days after the last day of the fiscal quarter in which such Grantor acquires such ownership interest) written notice thereof to the Collateral Agent in accordance herewith, and (iv) it shall provide the Collateral Agent promptly (and, in any event within five Business Days after the last day of the fiscal quarter in which such Grantor acquires such ownership interest) with an amended Schedule 6 hereto and take the actions specified in Section 4.10(m).

                  (l) Such Grantor agrees to execute an Intellectual Property Security Agreement with respect to its Intellectual Property in substantially the form of Exhibit B-1 in order to record the security interests granted herein to the Collateral Agent, for the benefit of the Secured Parties, with the United States Patent and Trademark Office, the United States Copyright Office, and any other applicable Governmental Authority.

                  (m) Promptly after filing an application for the registration of any After-Acquired Intellectual Property with the United States Patent and Trademark Office, the

United States Copyright Office, or any similar office or agency in any other county or any political subdivision thereof, such Grantor agrees to execute an After-Acquired Intellectual Property Security Agreement with respect to such After-Acquired Intellectual Property in substantially the form of Exhibit B-2 in order to record the security interests granted herein to the Collateral Agent, for the benefit of the Secured Parties, with the United States Patent and Trademark Office, the United States Copyright Office, or other Governmental Authority (as applicable).

                  (n) Such Grantor shall take all steps reasonably necessary to protect the secrecy of all material Trade Secrets, including, without limitation, entering into confidentiality agreements with employees and labeling and restricting access to secret information and documents.

            4.11  Vehicles.

                  (a) No Vehicle shall be removed from the state which has issued the certificate of title or ownership therefor for a period in excess of four months, except where such removal could not reasonably be expected to have a Material Adverse Effect.

                  (b) With respect to any Vehicles acquired by such Grantor subsequent to the date hereof, within 30 days after the date of acquisition thereof, all applications for certificates of title or ownership indicating the Collateral Agent's first priority security interest for the benefit of the Bank Secured Parties and second priority interest for the benefit of the Note Secured Parties in the Vehicle covered by such certificate, and any other necessary documentation, shall be filed in each office in each jurisdiction that the Collateral Agent shall deem advisable to perfect its security interests in the Vehicles.

            4.12 Non-Deliverable Collateral. At no time shall any item of Non-Deliverable Collateral be delivered to or held by any Person (other than the Collateral Agent) as collateral security for any obligation of any Grantor.

            4.13 Disposal of Collateral. Except to the extent permitted by the Indenture and the Credit Agreement (to the extent such documents are in effect), no Grantor shall dispose of any portion of the Collateral.

                         SECTION 5. REMEDIAL PROVISIONS

            5.1 Gaming Laws and Intercreditor Agreement. Each of the provisions of this Section 5 shall be subject to compliance with (i) applicable Gaming Laws and (ii) applicable provisions of the Intercreditor Agreement.

            5.2 Certain Matters Relating to Receivables. The Collateral Agent hereby authorizes each Grantor to collect such Grantor's Receivables subject to the Collateral Agent's direction and control, and each Grantor hereby agrees to continue to collect all amounts due or to become due to such Grantor under the Receivables and any Supporting Obligation and diligently exercise each material right it may have under any Receivable and any Supporting Obligation, in each case, at its own expense; provided that the Collateral Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If

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

required by the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (a) shall be forthwith (and, in any event, within two Business
Days) deposited by such Grantor in the exact form received, duly endorsed by such Grantor to the Collateral Agent if required, in a Collateral Account maintained under the sole dominion and control of the Collateral Agent, subject to withdrawal by the Collateral Agent for the account of the Secured Parties only as provided in Section 5.6, and (b) until so turned over, shall be held by such Grantor in trust for the Secured Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

            5.3   Communications with Obligors; Grantors Remain Liable.

                  (a) The Collateral Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables and parties to the Contracts to verify with them to the Collateral Agent's satisfaction the existence, amount and terms of any Receivables or Contracts.

                  (b) The Collateral Agent may at any time notify, or require any Grantor to so notify, the counterparty on any Contract of the security interests of the Collateral Agent therein. In addition, after the occurrence and during the continuance of an Event of Default, the Collateral Agent may upon written notice to the applicable Grantor, notify, or require any Grantor to notify, the Account Debtor or counterparty to make all payments under the Receivables and/or Contracts directly to the Collateral Agent.

                  (c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any agreement giving rise to any Receivable or Contract by reason of or arising out of this Agreement or the receipt by any Secured Party of any payment relating thereto, nor shall the Collateral Agent nor any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any agreement giving rise to any Receivable or Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to that it may be entitled at any time or times.

            5.4   Pledged Securities.

                  (a) Unless an Event of Default shall have occurred and be continuing, each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Equity Interests and all payments made in respect of the Pledged Notes and Pledged Debt Securities, to the extent permitted in the Indenture and the Credit Agreement (to the extent such documents are in effect) and to exercise all voting and corporate or other ownership rights with respect to the Pledged Securities; provided, however, that, except to the extent required to comply with applicable Gaming Laws, no vote shall be cast or corporate or other ownership right exercised or other action taken that would be reasonably expected to impair the Collateral or that would be inconsistent with or result in any violation of any provision of the Indenture, the Credit Agreement (to the extent such documents are in effect), this Agreement or any other Collateral Document.

                  (b) Subject to applicable provisions of Gaming Laws, if an Event of Default shall occur and be continuing, (i) the Collateral Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Securities and make application thereof to the Obligations in the order set forth in Section 5.6, and (ii) any or all of the Pledged Securities shall be registered in the name of the Collateral Agent or its nominee, and the Collateral Agent or its nominee may thereafter exercise (A) all voting, corporate or other ownership and other rights pertaining to such Pledged Securities at any meeting of shareholders or other equity holders of the relevant Pledged Security Issuer or otherwise and (B) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other structure of any Pledged Security Issuer, or upon the exercise by any Grantor or the Collateral Agent of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

                  (c) Each Grantor hereby authorizes and instructs each Pledged Security Issuer of any Pledged Securities pledged by such Grantor hereunder to comply with any instruction received by it from the Collateral Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that Issuers shall be fully protected in so complying.

            5.5 Proceeds to be Turned Over To Collateral Agent. In addition to the rights of the Collateral Agent and the Secured Parties specified in Section 5.2, and subject to applicable provisions of Gaming Laws, with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, Cash Equivalents, checks and other near-cash items shall be held by such Grantor in trust for the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly endorsed by such Grantor to the Collateral Agent, if required). All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Collateral Agent in a Collateral Account (or by such Grantor in trust for the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 5.6.

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

            5.6 Application of Proceeds. If an Event of Default shall have occurred and be continuing, at any time at the Collateral Agent's election, the Collateral Agent may, notwithstanding any provisions of the Indenture and the Credit Agreement to the contrary, apply all or any part of the net Proceeds constituting Collateral realized through the exercise by the Collateral Agent of its remedies hereunder, whether or not held in any Collateral Account, in payment of the Obligations in the following order:

                  First, to the Collateral Agent, to pay incurred and unpaid fees and expenses of the Collateral Agent under this Agreement and the Collateral Documents;

                  Second, to the Collateral Agent, for application by it towards payment of amounts then due and owing and remaining unpaid in respect of the Obligations in accordance with the Intercreditor Agreement;

                  Third, to the Collateral Agent, for application by it towards prepayment of the Obligations, in accordance with the Intercreditor Agreement; and

                  Fourth, any balance of such Proceeds remaining after the Obligations shall have been paid in full shall be paid over to the Grantors or to whomsoever may be lawfully entitled to receive the same.

            5.7   Code and Other Remedies.

                  (a) If an Event of Default shall occur and be continuing, the Collateral Agent, for the benefit of the Secured Parties, may exercise (subject to obtaining any required approvals from any Governmental Authorities that may not be waived by the Grantors), in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC (whether or not the New York UCC applies to the affected Collateral) or its rights under any other applicable law or in equity. Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below that may not be waived by Grantors) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, license, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Collateral Agent or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Secured Parties shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal that it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Collateral Agent may sell the Collateral without giving any warranties as to the Collateral. The Collateral Agent may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely effect the commercial reasonableness of any sale of the Collateral. Each Grantor agrees that it would not be commercially unreasonable for the Collateral Agent to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Each Grantor hereby waives any claims against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. Each Grantor further agrees, at the Collateral Agent's request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Grantor's premises or elsewhere. The Collateral Agent shall apply the net Proceeds of any action taken by it pursuant to this Section 5.7, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Parties hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as set forth in Section 5.6, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a) of the New York UCC, need the Collateral Agent account for the surplus, if any, to any Grantor. If the Collateral Agent sells any of the Collateral upon credit, the Grantor will be credited only with payments actually made by purchaser and received by the Collateral Agent and applied to indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, the Collateral Agent may resell the Collateral and the Grantor shall be credited with the net Proceeds of the sale. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against any Secured Party arising out of the exercise by them of any rights hereunder.

                  (b) In the event of any sale or transfer of any of the Intellectual Property, the goodwill of the business connected with and symbolized by any Trademarks subject to such sale or transfer shall be included, and the applicable Grantor shall supply the Collateral Agent or its designee with such Grantor's know-how and expertise, and with documents and things embodying the same, relating to the manufacture, distribution, advertising and sale of products or the provision of services relating to any Intellectual Property subject to such sale or transfer, and such Grantor's customer lists and other records and documents relating to such Intellectual Property and to the manufacture, distribution, advertising and sale of such products and services.

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

            5.8   Sales of Pledged Securities.

                  (a) Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Securities, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, Gaming Laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers that will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof and to comply with or satisfy all requirements of the applicable Gaming Laws. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Securities for the period of time necessary to permit the Pledged Security Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Pledged Security Issuer would agree to do so.

                  (b) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Securities pursuant to this Section
5.8 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 5.8 will cause irreparable injury to the Secured Parties, that the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 5.8 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing under the Indenture or a defense of payment.

            5.9 Waiver; Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the reasonable fees and disbursements of any attorneys employed by the Collateral Agent or any of the Secured Parties to collect such deficiency.

                         SECTION 6. THE COLLATERAL AGENT

            6.1   Collateral Agent's Appointment as Attorney-in-Fact, Etc.

                  (a) Subject to compliance with applicable Gaming Laws, each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

                  (i) in the name of such Grantor or its own name, or otherwise, take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or Contract or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Receivable or Contract or with respect to any other Collateral whenever payable;

                  (ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may request to evidence the Collateral Agent's security interests in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

                  (iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

                  (iv)  execute, in connection with any sale provided for in
      Section 5.7 or 5.8, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

                  (v) (A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (B) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (E) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (F) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate; (G) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and (H) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent's option and such Grantor's expense, at any time, or from time to time, all acts and things that the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent's security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

      Anything in this Section 6.1(a) to the contrary notwithstanding, the Collateral Agent agrees that, except as provided in Section 6.1(b), it will not exercise any rights under the power of attorney provided for in this Section 6.1(a) unless and until an Event of Default shall have occurred and be continuing.

                  (b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

                  (c) The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 6.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due interest pursuant to the Credit Agreement (unless paid for directly or indirectly by the Trustee or any Holder, in which case such rate shall be that set forth in Indenture), from the date of payment by the Collateral Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Collateral Agent on demand.

                  (d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

            6.2 Duty of Collateral Agent. The Collateral Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 or 9-208 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. Neither the Collateral Agent nor any Secured Party nor any of their respective officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or Affiliates shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent hereunder are solely to protect the Secured Parties' interests in the Collateral and shall not impose any duty upon Collateral Agent or any of the Secured Parties to exercise any such powers. The Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be responsible to any Grantor for any act or failure to act hereunder, except to the extent that any such act or failure to act is found by a final and nonappealable decision of a court of competent jurisdiction to have resulted solely and proximately from their own gross negligence or willful misconduct in breach of a duty owed to such Grantor.

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

            6.3 Filing of Financing Statements. Each Grantor acknowledges that pursuant to Section 9-509(b) of the New York UCC and any other applicable law, each Grantor authorizes the Collateral Agent to file or record financing or continuation statements, and amendments thereto, and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as the Collateral Agent reasonably determines appropriate to perfect or maintain the perfection of the security interests of the Collateral Agent under this Agreement. Each Grantor agrees that such financing statements may describe the collateral in the same manner as described in the Collateral Documents or as "all assets" or "all personal property" of the undersigned, whether now owned or hereafter existing or acquired by the undersigned or such other description as the Collateral Agent, in its sole judgment, determine is necessary or advisable. If and to the extent permitted by applicable law, a photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

            6.4 Authority of Collateral Agent. Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent, the Administrative Agent, on behalf and for the benefit of the Banks, and the Trustee, on behalf and for the benefit of the Holders, be governed by the Intercreditor Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Administrative Agent, on behalf and for the benefit of the Banks, and the Trustee, on behalf and for the benefit of the Holders, with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

            6.5 Appointment of Co-Collateral Agents. At any time or from time to time, in order to comply with any Requirement of Law or otherwise, the Collateral Agent may appoint another bank or trust company or one of more other Persons, either to act as bailee, co-agent or agents on behalf of the Secured Parties with such power and authority as may be necessary for the effectual operation of the provisions hereof and which may be specified in the instrument of appointment (which may, in the discretion of the Collateral Agent, include provisions for indemnification and similar protections of such co-agent or separate agent).

            6.6 Replacement of Collateral Agent. The Collateral Agent may be replaced at any time and from time to time by the Secured Parties pursuant to the Intercreditor Agreement. In the event that the Collateral Agent is replaced as Collateral Agent under the Intercreditor Agreement any entity that succeeds to such role shall be entitled to the benefits of this Agreement.

                            SECTION 7. MISCELLANEOUS

            7.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with the terms of the Intercreditor Agreement.

            7.2 Notices. Any notice or communication by the Issuers, any other Grantor or the Collateral Agent to the others is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

      If to the Issuers:

      American Casino & Entertainment Properties LLC
      American Casino & Entertainment Properties Finance Corp.
      2000 Las Vegas Boulevard South
      Las Vegas, Nevada 89104
      Attn: Chief Financial Officer
      Telephone No.: (702) 380-7777
      Facsimile No.: (702) 383-4738

      With a copy to

      Piper Rudnick LLP
      1251 Avenue of the Americas
      New York, New York 10020
      Attn: Steven L. Wasserman, Esq.
      Facsimile No.: (212) 884-8448

      If to the Collateral Agent:

      Bear Stearns Corporate Lending, Inc.
      383 Madison Avenue
      New York, New York 10179
      Attn:
      Telephone No.: (212) 272-2000
      Facsimile No.: (212) 272-9743

      With a copy to

      Latham & Watkins LLP
      885 Third Avenue, Suite 1000
      New York, New York 10022-4802
      Attn: Raymond Y. Lin, Esq.
      Telephone No.: (212) 906-1200
      Facsimile No.: (212) 751-4864

      If to any Grantor other than the Issuers,

      At the address set forth for such Grantor on Schedule 1 hereto.

      The Issuers, any Grantor or the Collateral Agent, by notice to the others may designate additional or different addresses for subsequent notices or communications. All notices and communications will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. If a notice or communication is mailed in the manner provided herein within the time prescribed, it is duly given, whether or not the addressee receives it.

            7.3 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Collateral Agent nor any of the Secured Parties shall by any act (except by a written instrument pursuant to Section 7.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by Secured Parties of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Secured Parties would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

            7.4   Enforcement Expenses; Indemnification.

                  (a) Each Grantor agrees to pay or reimburse the Collateral Agent, on behalf and for the benefit of the Secured Parties, for all costs and expenses incurred in enforcing or preserving any rights under this Agreement, the Indenture, the Credit Agreement and the Collateral Documents to which such Grantor is a party, including, without limitation, the reasonable fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to any such party.

                  (b) Each Grantor agrees to pay, and to save the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other similar taxes that may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

                  (c) Each Grantor agrees to pay, and to save the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Issuers would be required to indemnify any Secured Party under Section 7.07 of the Indenture and the under Section 9.7 of the Credit Agreement.

                  (d) The agreements in this Section 7.4 shall survive repayment of the Obligations and all other amounts payable under the Indenture, the Notes, the Credit Agreement, the Collateral Documents and any other agreement related to any of the foregoing.

            7.5 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Collateral Agent, for the benefit of the Secured Parties and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement.

            7.6 Set-Off. Each Grantor hereby irrevocably authorizes the Collateral Agent, at any time and from time to time while an Event of Default shall have occurred and be continuing, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Secured Parties to or for the credit or the account of such Grantor, or any part thereof in such amounts as the Secured Parties may elect, against and on account of the obligations and liabilities of such Grantor to the Secured Parties hereunder and claims of every nature and description of the Secured Parties against such Grantor, in any currency, arising hereunder, under the Indenture, any Collateral Document as the Secured Parties may elect, whether or not the Secured Parties have made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Collateral Agent shall notify such Grantor promptly of any such set-off and the application made by such Secured Party of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Secured Parties under this Section 7.4 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that the Secured Parties may have.

            7.7 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

            7.8 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction (including by reason of the application of Gaming Laws or non-approval of the Gaming Authorities as set forth in Section 7.17) shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            7.9 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

            7.10 Integration. This Agreement, the Indenture, the Credit Agreement and the Collateral Documents represent the agreement of the Grantors and the Secured Parties, with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any of the Secured Parties relative to subject matter hereof and thereof not expressly set forth or referred to herein, or in the Indenture the Credit Agreement, or the Collateral Documents.

            7.11 Governing Law. SUBJECT TO COMPLIANCE WITH APPLICABLE GAMING LAWS AND MANDATORY PROVISIONS OF NEW YORK LAW THAT MAY REQUIRE APPLICATION OF NEVADA OR DELAWARE LAW AS TO CERTAIN ISSUES OF PERFECTION, THE EFFECT OF PERFECTION OR NON-PERFECTION, AND THE PRIORITY OF SECURITY INTERESTS, THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

            7.12 Submission to Jurisdiction; Waivers. Each Grantor hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement, the Indenture, the Credit Agreement and the Collateral Documents and any other agreement related to any of the foregoing to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the County of New York, in the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 7.2 or at such other address of which the Collateral Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 7.12 any exemplary or punitive damages.

            7.13  Acknowledgments. Each Grantor hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement, the Indenture, the Credit Agreement and the Collateral Documents to which it is a party;

                  (b) The Secured Parties have no fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement, the Indenture, the Credit Agreement, the Collateral Documents, and the relationship between the Grantors, on the one hand, and the Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the Indenture, the Credit Agreement, or the Collateral Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.

            7.14 Additional Grantors. Each Subsidiary of the Issuers that is required to become a party to this Agreement pursuant to Section 4.20 of the Indenture or Section 11.18 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

            7.15  Releases.

                  (a) On the Termination Date or at such time after the Termination Date that the Grantors' Obligations to the Bank Secured Parties shall have been paid in full in accordance with the terms of the Credit Agreement, whichever is later, the Collateral shall be released from the Liens created by Section 2.1 hereof; provided that such release shall not affect the rights of the Note Secured Parties hereunder. At the request and sole expense of any Grantor following any such release, the Collateral Agent shall execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such release. Following any such release, any references to the Administrative Agent and the Credit Agreement (other than Section 1.2) shall be deemed deleted.

                  (b) Upon the payment in full of all Grantors' Obligations to the Note Secured Parties, the Collateral shall be released from the Liens created by Section 2.2 hereof; provided that such release shall not affect the right of the Bank Secured Parties hereunder. At the request and sole expense of any Grantor following any such release, the Collateral Agent shall execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such release.

                  (c) When the Liens created by both Sections 2.1 and 2.2 have been released, at the request and sole expense of any Grantor, the Collateral Agent shall deliver to such Grantor any of such Grantor's Collateral held by the Collateral Agent.

                  (d) Upon the termination of the security interests of the Bank Secured Parties in accordance with Section 7.15(a) above, the appointment of Collateral Agent shall terminate and all duties, rights and remedies vested in Collateral Agent shall thereupon be vested in the Trustee.

                  (e) If any of the Collateral shall be transferred or sold by any Grantor in a transaction not prohibited by the Indenture or the Credit Agreement, then the Collateral Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Issuers, a Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Guarantor shall be transferred or sold in a transaction not prohibited by the Indenture or the Credit Agreement; provided that the Issuers shall have delivered to the Collateral Agent, at least ten (10) Business Days prior to the date of the proposed release, a written request for release identifying the relevant Guarantor and the terms of such sale or transfer in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Issuers stating that such transaction is in compliance with the Indenture, the Credit Agreement, this Agreement and the other Collateral Documents and that the Proceeds of such sale or transfer will be applied in accordance therewith.

                  (f) Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement originally filed in connection herewith subject to such Grantor's rights under Section 9-509(d)(2) of the New York UCC.

            7.16 Waiver Of Jury Trial. EACH GRANTOR AND THE COLLATERAL AGENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE INDENTURE, THE CREDIT AGREEMENT, OR ANY COLLATERAL DOCUMENT AND FOR ANY COUNTERCLAIM ARISING OUT OF THE FOREGOING.

            7.17 Regulatory Matters. The Collateral Agent, on behalf of the Secured Parties, acknowledges and agrees that:

                  (a) At such time as any Grantor becomes subject to the jurisdiction of the Gaming Authorities as a licensee or registered company under the Gaming Laws (or prior to such time in furtherance of any Grantor's application to become a licensee or registered company under the Gaming Laws), the pledge of any Pledged Equity Interests issued by such Grantor ("Pledged Gaming Equity Interests") under this Agreement and any restrictions on transfer and agreements not to encumber the Pledged Equity Interests or other equity securities of any corporations licensed by or registered with the Gaming Authorities will require the approval of the Gaming Authorities in order to remain effective, and any subsequent amendment of this Agreement shall not be effective until all required approvals of the Gaming Authorities have been obtained.

                  (b) In the event that the Collateral Agent exercises a remedy set forth in this Agreement with respect to any Pledged Gaming Equity Interests, that is a foreclosure, transfer of a possessory security interest in such Collateral, the exercise of voting and consensual rights with respect thereto afforded hereunder and/or re-registration of such Collateral, such exercise of remedies would be deemed a separate transfer of such Collateral and would require the separate and prior approval of the Gaming Authorities pursuant to applicable Gaming Laws as in effect on the date hereof and the licensing of the Collateral Agent or other transferee, unless such licensing requirement is waived by the Gaming Authorities.

                  (c) In the event that the Secured Parties exercise a remedy set forth in this Agreement with respect to Collateral consisting of gaming devices, cashless wagering systems and associated equipment (as those terms are defined in the Gaming Laws) and a transfer, sale, distribution, or other disposition of such Collateral occurs, such transfer, sale, distribution, or other disposition of such Collateral would require the separate and prior approval of the Gaming Authorities pursuant to applicable Gaming Laws as in effect on the date hereof or the licensing of the Secured Parties or other transferee.

                  (d) The approval by the applicable Gaming Authorities of this Agreement shall not act or be construed as the approval, either express or implied, for the Secured Parties to take any actions or steps provided for in this Agreement for which prior approval of the Gaming Authorities is required, without first obtaining such prior and separate approval of the applicable Gaming Authorities to the extent then required applicable Gaming Laws.

                  (e) The physical location of all certificates evidencing Pledged Gaming Equity Interests shall at all times remain within the territory of the State of Nevada at a location designated to the Gaming Authorities, and each of such certificates shall be made available for inspection by agents of the Gaming Authorities immediately upon request during normal business hours. Neither the Collateral Agent nor any agent of the Collateral Agent shall surrender possession of the Pledged Gaming Equity Interests to any Person other than the Grantor pledging such Pledged Gaming Equity Interests without the prior approval of the Gaming Authorities or as otherwise permitted by applicable Gaming Laws.

                  (f) The Secured Parties shall cooperate with the Gaming Authorities in connection with the administration of their regulatory jurisdiction over certain of the Grantors, including, without limitation, through the provision of such documents or other information as may be requested by the Gaming Authorities relating to the Secured Parties or such Grantors.

                  (g) The Secured Parties and their respective assignees are subject to being called forward by the Gaming Authorities, in their discretion, for licensing or a finding of suitability in order to remain entitled to the benefits of this Agreement as it relates to Pledged Gaming Equity Interests.

            7.18 Responsibilities of Collateral Agent. The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral granted for the benefit of the Secured Parties and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral, it being understood that the Collateral Agent shall have no responsibility for (a) taking any necessary steps (other than steps taken in accordance with the standard of care set forth above to maintain possession of the Collateral) to preserve the rights against any parties with respect to any Collateral or (b) taking any necessary steps to collect or realize upon the Obligations or any guarantee therefor, or any part thereof, or any of the Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which such Person accords its own property of like kind.

      IN WITNESS WHEREOF, each of the undersigned has caused this Pledge and Security Agreement to be duly executed and delivered as of the date first written above.

AMERICAN CASINO & ENTERTAINMENT              AMERICAN CASINO & ENTERTAINMENT
PROPERTIES LLC                               PROPERTIES FINANCE CORP.

  By: /s/ Richard P. Brown                   By: /s/ Richard P. Brown
      ----------------------------------         -------------------------------
      Name:  Richard P. Brown                    Name:  Richard P. Brown
      Title: President and Chief Executive       Title: President and Chief
             Officer                                    Executive Officer

ARIZONA CHARLIE'S, LLC

By: /s/ Denise Barton
    --------------------------------
    Name:  Denise Barton
    Title: Senior Vice President, Chief
           Financial Officer, Secretary
           and Treasurer

CHARLIE'S HOLDING LLC                    FRESCA, LLC

By: American Casino & Entertainment      By: Charlie's Holding LLC,
    Properties LLC, its sole member          its sole member

    By: /s/ Richard P. Brown                 By: American Casino & Entertainment
        ------------------------------           Properties LLC,
        Name:  Richard P. Brown                  its sole member
        Title: President and Chief
               Executive Officer                 By: /s/ Richard P. Brown
                                                     -----------------------
                                                 Name:  Richard P. Brown
                                                 Title: President and Chief
                                                        Executive Officer


                          PLEDGE AND SECURITY AGREEMENT
                                     1 OF 2

STRATOSPHERE CORPORATION                     STRATOSPHERE GAMING CORP.

By: /s/ Richard P. Brown                     By: /s/ Richard P. Brown
    -----------------------------------          -------------------------------
    Name:  Richard P. Brown                      Name:  Richard P. Brown
    Title: President and Chief Executive         Title: President and Chief
           Officer                                      Executive Officer

STRATOSPHERE LAND CORPORATION                STRATOSPHERE ADVERTISING AGENCY

By: /s/ Denise Barton                        By: /s/ Denise Barton
    -----------------------------------          ------------------------------
    Name:  Denise Barton                         Name:  Denise Barton
    Title: Secretary and Treasurer               Title: Chief Financial Officer,
                                                        Secretary and Treasurer

STRATOSPHERE DEVELOPMENT, LLC                STRATOSPHERE LEASING, LLC

By: Stratosphere Corporation, member         By: Stratosphere Corporation,
                                                 its sole member
    By: /s/ Richard P. Brown
        ------------------------------
        Name: Richard P. Brown               By: /s/Richard P. Brown
        Title: President and Chief               ------------------------------
               Executive Officer                 Name: Richard P. Brown
                                                 Title: President and Chief
                                                        Executive Officer

By: Arizona Charlie's, LLC, member

    By: /s/ Denise Barton
        ------------------------------
        Name:  Denise Barton
        Title: Senior Vice President,
               Chief Financial Officer,
               Secretary and Treasurer

By: Fresca, LLC, member

    By: Charlie's Holding LLC,
        its sole member

        By: American Casino & Entertainment
            Properties LLC,
            its sole member

        By: /s/ Richard P. Brown
            ---------------------------
            Name:  Richard P. Brown
            Title: President and Chief
                   Executive Officer

                          PLEDGE AND SECURITY AGREEMENT
                                     2 OF 2

BEAR STEARNS CORPORATE LENDING, INC.,
as Collateral Agent

By: /s/ Victor Bulzacchelli
    ---------------------------
    Name:  Victor Bulzacchelli
    Title: Vice-President

                                       S-3